UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  August 26, 2009

LEGEND MEDIA, INC.

(Exact name of Registrant as specified in its charter)

Nevada	333-138479	87-0602435
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Room 609, Gehua Tower A Qinglong Hutong Building No. 1
Beijing, People’s Republic of China	100007
(Address of Principal Executive Offices)	(Zip Code)

(86-10) 8418 7177
(Registrant's telephone number, including area code)

9663 Santa Monica Blvd. #952 Beverly Hills, CA, 90210 (Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Resignation of Director

Effective as of August 26, 2009, Michael Bonner and Andre Nair resigned from the board of directors (the “Board”) of Legend Media, Inc. (the "Company").  Both Mr. Bonner and Mr. Nair are departing for personal  reasons that make it difficult for them to be frequently available in Beijing, China to effectively serve on the Board.  Mr. Bonner and Mr. Nair have served on the Board since February 13, 2008 and April 10, 2008, respectively.

Appointment of New Director

On August 26, 2009, the Board elected Mr. Julien Moulin to the Board to fill a vacancy created by the resignation of Michael Bonner.  Mr. Moulin is a Managing Partner of Maoming Investment Fund, a large shareholder of the Company.

Mr. Moulin, age 31, is co-Founder of Maoming Investment Manager Ltd., an investment management company investing globally in listed and unlisted companies with a significant focus on Chinese companies. He has served as Managing Partner of Maoming Investment Manager Ltd. since February 2006.

From October 2004 to December 2007, Mr. Moulin was the investment adviser of the Global China Fund, a European-based investment fund focusing on identifying undervalued Chinese companies.  From September 2003 to June 2004, Mr. Moulin was an Investment Manager at SKI Capital, a London-based market neutral fund. From May 2002 to September 2003, Mr. Moulin was an Investment Analyst at UBS Global Asset Management in charge of the European telecom sector.  Mr. Moulin holds a BA in Economics and Business Sciences from Sorbonne University and a Master Degree in Asset Management and financial markets from the University of Paris-Dauphine.

Mr. Moulin currently does not hold any other directorship in any other reporting company.  Mr. Moulin has not been appointed to any committee of the Company's Board.

Resignation and Appointment of Officers

On November 28, 2008, the Company entered into and closed an Acquisition Agreement (the "Music Radio Acquisition Agreement") with Well Chance Investments Limited, its wholly owned subsidiary and a British Virgin Islands company (the "Subsidiary"), Music Radio Limited, a British Virgin Islands company ("Music Radio") and Music Radio's two stockholders, Baochun Ju and Xue Wei (the "Music Radio Shareholders"). Pursuant to the Music Radio Acquisition Agreement, Jeffrey Dash agreed to resign as the Company's Chief Executive Officer and the Company agreed to appoint Ju Baochun as his replacement.

In accordance with the terms of the Music Radio Acquisition Agreement, effective as of August 26, 2009, Mr. Dash resigned as Chief Executive Officer but will continue to serve as Chief Financial Officer of the Company. No terms of his current employment are impacted; however, the Board will be reviewing senior management compensation and entering into new agreements with key personnel in the near future.

Effective as of August 26, 2009 and upon Mr. Dash’s resignation as Chief Executive Officer, the Board appointed Mr. Ju Chairman and Chief Executive Officer of the Company.  Mr. Ju, 38, has spent over 11 years working in China’s advertising industry.  Since 2005, Mr. Ju has focused nearly all of his attention on the radio advertising and airline magazine sectors.  Mr. Ju is the founder and CEO of Music Radio.  Mr. Ju is the beneficial owner of a majority of the Company's issued and outstanding common stock as a result of the transactions described below. Since 2001, Mr. Ju has been self-employed and has owned various advertising companies in China, four of which are affiliates of the Company. Three of the four, Tianjing Yinse Lingdong Advertising Co., Ltd., Beijing Mahesi Advertising Co., Ltd and Beijing Yinse Lingdong Advertising Co., Ltd., are operating affiliates of the Company, and the fourth, Beijing Hongtenglianguang Advertising Co., Ltd, provides services to the Company.

The Board is preparing a compensation plan for Mr. Ju. At this time, Mr. Ju is not being compensated as the CEO of the Company, but will be presented a compensation package in the future.

Related Party Transactions

Pursuant to the Music Radio Acquisition Agreement, the Company acquired control over an airline advertising business (the "Music Radio Acquisition"). As consideration for the Music Radio Acquisition, the Company issued 5,033,680 shares of its newly-created Series B Convertible Preferred Stock to Music Radio and two warrants to purchase an aggregate of 10,000,000 shares of the Company's common stock to Mr. Ju, with an aggregate value of $55,731,459, all of which is attributable to Mr. Ju.

As a condition to closing, Legend Media (Beijing) Information and Technology Co., Ltd., an indirect, wholly owned subsidiary of the Company incorporated in the People's Republic of China (the "Consulting Entity"), entered into an Exclusive Technical, Operational, Business Consulting and Services Agreement (the "Services Agreement") with Beijing Yinselingdong Advertising Co., Ltd., a company incorporated in the People's Republic of China and owned by Xue Wei and Ju Bingzhen, the father of Mr. Ju, and the ultimate target of the Music Radio Acquisition (the "Target"). The Consulting Entity also entered into an Operating Agreement with the Target, Ju Bingzhen and Xue Wei to secure the performance of the parties' obligations under the Services Agreement.

On July 21, 2008, the Company closed a transaction pursuant to which the Subsidiary purchased 100% of the common stock of News Radio Limited ("News Radio"), a British Virgin Islands company (the "News Radio Acquisition"). The News Radio Acquisition occurred pursuant to the terms of a Share Purchase Agreement (the "News Radio Purchase Agreement") that the Company entered into on June 4, 2008 with the Subsidiary and Mr. Ju and Xue Wei, the shareholders of News Radio (the "News Radio Shareholders"). As consideration for the News Radio Acquisition, the Company issued an aggregate of 104,427 shares of its common stock to the News Radio Shareholders and cash for an aggregate value of $1,016,206, all of which is attributable to Mr. Ju. Additionally, the News Radio Shareholders shall receive additional, performance-based consideration ("Performance-Based Consideration") within 30 days after the determination of the related net revenue and net income for the years 2008, 2009 and 2010, respectively, based on the net revenues and net income for such periods of Beijing Maihesi Advertising International Co., Ltd. (the "Advertising Entity"), a company limited by shares, organized in the People's Republic of China and wholly owned by the News Radio Shareholders. For year end 2008, the News Radio Shareholders received no Performance-Based Consideration.

In connection with the News Radio Acquisition, CRI News Radio Limited, a Hong Kong company wholly owned by News Radio, through it subsidiary, the Consulting Entity, entered into an Exclusive Technical, Operational, Business Consulting and Services Agreement (the "News Radio Services Agreement") with the Advertising Entity and the News Radio Shareholders pursuant to which the Consulting Entity became the exclusive provider of technical, operational, business consulting and other services to the Advertising Entity in exchange for a service fee and bonus. None of these amounts are attributable to Mr. Ju nor are monies due him related to this. The Consulting Entity also entered into an Operating Agreement with the Advertising Entity and the News Radio Shareholders to secure the performance of the parties' obligations under the News Radio Service Agreement.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LEGEND MEDIA, INC.
Date: September 8, 2009	By:	/s/ BaoChun Ju
BaoChun Ju
Chief Executive Officer